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                                                      Registration No. 33-______

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                -------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                -------------

                        LANCASTER COLONY CORPORATION
           (Exact name of registrant as specified in its charter)

              Ohio                                           13-1955943
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

  37 West Broad Street, Columbus, Ohio                                43215
(Address of principal executive offices)                           (Zip Code)


                     1995 KEY EMPLOYEE STOCK OPTION PLAN
                          (Full title of the plan)

                               DAVID M. SEGAL
                              Corporate Counsel
                        LANCASTER COLONY CORPORATION
                            37 West Broad Street
                            Columbus, Ohio 43215
                   (Name and address of agent for service)

                               (614) 224-7141
        (Telephone number, including area code, of agent for service)

                                -------------

                       CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                          Proposed           Proposed
             Title of                                     maximum            maximum
            securities                  Amount           offering           aggregate           Amount of
              to be                     to be              price            offering           registration
            registered                registered        per share(1)         price(1)              fee
------------------------------------------------------------------------------------------------------------
 Common Stock, No Par Value(2)        2,000,000            $37.75          $75,500,000          $26,034.48
============================================================================================================


(1) Pursuant to Rule 457(h) under the Securities Act of 1993, such amount is based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market System on February 23, 1996.

(2) Includes Series A Participating Preferred Stock Purchase Rights (the "Rights") to purchase the Registrant's common stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock and will be transferred along with the Registrant's Common Stock.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1995;

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

        (c) The description of the Registrant's Common Stock contained in its registration statement filed under the Exchange Act (File No. 0-4065-1), including any amendment or report filed with the Commission for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Richard R. Murphey, Jr., Of Counsel to the law firm of Squire, Sanders & Dempsey, is a director of the Registrant and the beneficial owner of approximately 52,000 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Code of Regulations provides that the Registrant shall indemnify any director or officer and any former director or officer of the Registrant and any person who is or has served at the request of the Registrant as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his or her heirs, executors and administrators), to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law. The Registrant's Code of Regulations also provides that the indemnification provisions provided for therein do not restrict the right of the Registrant (i) to indemnify its employees, agents and others as permitted by law, (ii) to purchase and maintain insurance or provide similar protection on behalf of its directors, officers and such other persons


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against liabilities asserted against them or expenses incurred by them arising out of their service to the Registrant, and (iii) to enter into agreements with such persons indemnifying them against such liabilities.


        In general, under Section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that in an action by or in the name of the corporation, if the person seeking indemnification was adjudged to be liable for negligence, no indemnification is permitted unless the court in which the action was brought specifically determines that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. The statute also provides that an Ohio corporation shall advance attorney's fees incurred by directors, and may advance such fees incurred by executive officers, employees, agents and others, prior to the final outcome of a matter provided the person seeking such advances undertakes to repay them if it is ultimately determined that such person is not entitled to indemnification (except in the case of directors who must undertake to repay such advances only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the act or failure to act in question was undertaken with deliberate intent to cause injury to the corporation or was undertaken with reckless disregard for the best interests of the corporation).

        In addition, the Registrant has purchased insurance policies which provide coverage for the acts and omissions of the Registrant's directors and officers in certain situations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Index to Exhibits at Page II-6.

ITEM 9.  UNDERTAKINGS

         (1)     The Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                 (i)      To include any prospectus required by
                          section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;


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                 (iii)    To include any material information with respect
                          to the plan of distribution not
                          previously disclosed in this Registration
                          Statement or any material change in such information in this Registration Statement;

                          Provided, however, that the undertakings set forth in paragraphs (i) and (ii), above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (b) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 22, 1996.

                                LANCASTER COLONY CORPORATION


                                By: /s/ JOHN B. GERLACH
                                    -----------------------------
                                    John B. Gerlach,
                                    Chairman of the Board and
                                    Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of LANCASTER COLONY CORPORATION, hereby severally constitute and appoint JOHN B. GERLACH, JOHN B. GERLACH, JR. OR JOHN L. BOYLAN or any one of them our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         WITNESS our hands and common seal on the dates set forth below.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on the 22nd day of February, 1996 by the following persons in the capacities indicated.

Signature                                        Title                                    Date
---------                                        -----                                    ----

/s/ JOHN B. GERLACH                      Chairman of the Board,                    February 22, 1996
--------------------------               Chief Executive Officer,
John B. Gerlach                          Principal Financial Officer
                                         and Director (principal executive
                                         officer and principal financial officer)


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

Signature                                          Title                                     Date
---------                                          -----                                     ----

/s/ JOHN L. BOYLAN                         Treasurer and                             February 22, 1996
-----------------------------              Assistant Secretary
John L. Boylan                             (principal accounting officer)


/s/ JOHN B. GERLACH, JR.                   Director                                  February 22, 1996
-----------------------------
John B. Gerlach, Jr.


/s/ FRANK W. BATSCH                        Director                                  February 22, 1996
-----------------------------
Frank W. Batsch


/s/ ROBERT L. FOX                          Director                                  February 22, 1996
-----------------------------
Robert L. Fox


/s/ MORRIS S. HALPERN                      Director                                  February 22, 1996
-----------------------------
Morris S. Halpern


/s/ ROBERT S. HAMILTON                     Director                                  February 22, 1996
-----------------------------
Robert S. Hamilton


/s/ EDWARD H. JENNINGS                     Director                                  February 22, 1996
-----------------------------
Edward H. Jennings


/s/ RICHARD R. MURPHEY, JR.                Director                                  February 22, 1996
-----------------------------
Richard R. Murphey, Jr.


/s/ HENRY M. O'NEILL, JR.                  Director                                  February 22, 1996
-----------------------------
Henry M. O'Neill, Jr.


/s/ DAVID J. ZUVER                         Director                                  February 22, 1996
-----------------------------
David J. Zuver








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                               INDEX TO EXHIBITS

      The following exhibits are filed as part of the Registration Statement:

Exhibit No.         Description                                      Page
-----------         -----------                                      ----
    4.1             Specimen Certificate for Common Shares            (a)


    5               Opinion and consent of legal
                    counsel regarding legality of securities           1


   23.1             Consent of legal counsel                          (b)


   23.2             Consent of Deloitte & Touche LLP                   1


   24               Powers of attorney                                (c)

(a) Incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1992.

(b)      The consent of legal counsel is included in Exhibit 5.

(c)      The Powers of Attorney are included as part of the signature page.



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